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[LETTER HEAD]
ALLIED HEALTHCARE INTERNATIONAL, INC.



FOR IMMEDIATE RELEASE                For Further Information Contact:
                                     --------------------------------
  April 16, 2003                     Daniel A. Bergeron, Chief Financial Officer
                                     212-750-0064,
                                     dan.bergeron@alliedhealthcareintl.com
                                     OR
                                     Susan J. Lewis, 303-804-0494
                                     susanlewis@alliedhealthcare.com


                   ALLIED HEALTHCARE INTERNATIONAL INC. SELLS
                   ------------------------------------------
        THE PROMPTCARE COMPANIES, INC. AND STERI-PHARM, INC. SUBSIDIARIES
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       NEW YORK...April 16, 2003...Allied Healthcare International Inc. (AMEX:
ADH), a leading international provider of flexible healthcare staffing services, announced today the sale of its subsidiaries, The PromptCare Companies, Inc. and Steri-Pharm Inc., to PromptCare Acquisition Corporation for approximately $8.5 million in cash.

       New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom. The company previously provided ancillary homecare services in the United States.






Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.


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